UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 24, 2009

OPHTHALMIC IMAGING SYSTEMS

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant’s telephone number, including area code): (916) 646-2020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Securities Purchase Agreement

Purchase Agreement

On June 24, 2009, Ophthalmic Imaging Systems, a California corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with U.M. AccelMed, Limited Partnership, an Israeli limited partnership (the “Purchaser”). Pursuant to the terms of the Purchase Agreement, the Company authorized the issuance and sale of up to an aggregate of 13,214,317 shares of the Company’s common stock, no par value (the “Common Stock”), and warrants to purchase up to an aggregate of 4,404,772 shares of Common Stock in two installments. For the first installment (the “1st Installment”), the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to buy 9,633,228 shares (the “1st Installment Shares”) of Common Stock and a warrant (the “1st Installment Warrant”) to purchase up to 3,211,076 shares (the “1st Installment Warrant Shares”) of Common Stock, for an aggregate purchase price of $3,999,909. The 1st Installment was completed on June 24, 2009, the date of the Purchase Agreement (the “1st Installment Closing Date”). Upon completion of the 1st Installment, the Purchaser owned 36.35% of the Company’s issued and outstanding Common Stock on a fully diluted basis. For the second installment (the “2nd Installment”), the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to buy 3,581,089 shares of Common Stock (the “2nd Installment Shares”) and a warrant (the “2nd Installment Warrant”) to purchase up to an aggregate of 1,193,696 shares (the “2nd Installment Warrant Shares”) of Common Stock, for an aggregate purchase price of $1,999,967. Subject to certain conditions set forth in the Purchase Agreement, which includes, without limitation, the achievement of certain financial milestones, the completion of the 2nd Installment will occur within 14 days of the date of the Company’s filing with the Securities and Exchange Commission (the “SEC”) of its Form 10-Q for the quarter ended March 31, 2010 or on a later date as may be agreed to in writing by the parties (the “2nd Installment Closing Date”).

Pursuant to the terms of the Purchase Agreement, the Company agreed to prepare and file with the SEC registration statements covering the resale of the 1st Installment Shares and the 1st Installment Warrant Shares within 60 days of the 1st Installment Closing Date and the 2nd Installment Shares and the 2nd Installment Warrant Shares within 60 days of the 2nd Installment Closing Date. The 1st Installment Shares, the 1st Installment Warrant Shares, the 2nd Installment Shares and the 2nd Installment Warrant Shares are collectively referred to as the “Registrable Securities.” The Company’s obligation to keep the registration statement effective will terminate upon the earlier of (i) the date on which all Registrable Securities have been sold, and (ii) the date on which all Registrable Securities become eligible for resale by the Purchaser without any volume or other restrictions under Rule 144.

The Purchase Agreement also provides for the inclusion in the earlier of either the proxy statement for (i) the Company’s 2010 Annual Meeting of Shareholders or (ii) a special meeting of shareholders of the Company held prior to the 2010 Annual Meeting of Shareholders, a proposal to amend its Articles of Incorporation in order to increase the amount of its authorized Common Stock from 35 million to 100 million. The Purchase Agreement also sets forth a provision that requires the Company to increase the size of its Board of Directors from six, the current number, to nine. Director and officer insurance will be provided for each director elected or appointed in accordance with the foregoing nomination procedures in an amount not less than $10 million. In addition, the Company will pay the Purchaser $20,000 per year for each director elected or appointed that was nominated by the Purchaser pursuant to the Voting Agreement (as defined below) who is not an employee of the Company.

The Purchase Agreement also grants the Purchaser (i) veto rights, so long as the Purchaser owns more than 20% of the Common Stock on a fully diluted basis, over certain material business decisions of the Company, (ii) a pro rata participation right in any future equity offering of the Company, so long as the Purchaser owns 15% of the 1st Installment Shares, and (iii) a most favorite nation right, pursuant to which the Purchaser will receive rights on parity with any other issuance which provides for rights more favorable than those received by the Purchaser (e.g., voting, registration, liquidation preference, etc.), so long as the Purchaser owns 20% of the Company’s Common Stock on a fully diluted basis.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.

Warrants

The 1st Installment Warrant entitles the Purchaser to purchase 3,211,076 shares of Common Stock at an exercise price of $1.00 per share. The 1st Installment Warrant expires on June 24, 2012. The exercise price will be adjusted and the number of shares of Common Stock to be issued upon exercise of the 1st Installment Warrant will be adjusted upon the occurrence of the payment of a stock dividend or a stock split. In addition, the 1st Installment Warrant includes certain anti-dilution provisions which are triggered if the Company issues or sells any Common Stock, securities convertible into Common Stock, any right to purchase shares of or reprice the Common Stock at an effective per share selling price less than $1.00 per share. Upon the occurrence of an anti-dilution event specified in the immediately preceding sentence, the exercise price of the 1st Installment Warrant will be adjusted pursuant to a weighted-average formula.

The 2nd Installment Warrant entitles the Purchaser to purchase 1,193,696 shares of Common Stock at an exercise price of $1.00 per share. The exercise price will be adjusted and the number of shares of Common Stock to be issued upon exercise of the 2nd Installment Warrant will be adjusted upon the occurrence of the payment of a stock dividend or a stock split. In addition, the 2nd Installment Warrant includes certain anti-dilution provisions which are triggered if the Company issues or sells any Common Stock, securities convertible into Common Stock, any right to purchase shares of or reprice the Common Stock at an effective per share selling price less than $1.00 per share. Upon the occurrence of an anti-dilution event specified in the immediately preceding sentence, the exercise price of the 2nd Installment Warrant will be adjusted pursuant to a weighted-average formula.

The 2nd Installment Warrant may be exercised beginning on the earliest of the following: (i) the date that the Company consummates a merger with and into another corporation or the date the Company consummates a sale, transfer or other disposition of all or substantially all of its assets, (ii) the date that the average closing price per share of the Company’s Common Stock on the OTC Bulletin Board (or wherever the Common Stock is listed or quoted for trading on the date in question) for 10 consecutive trading days exceeds $2.00, (iii) the date the Company’s Board of Directors offers a transaction pursuant to which the Company will raise at least $1.5 million in capital raising transaction with persons who are shareholders of MediVision, on the date thereof, and (iv) March 27, 2012, and expires on June 24, 2012.

Copies of the 1st Installment Warrant and form of 2nd Installment Warrant are attached hereto as Exhibits 10.2 and 10.3, respectively.

Voting Agreement

Pursuant to the terms of the Purchase Agreement, on June 24, 2009, the Company entered into an Agreement (the “Voting Agreement”) by and among (i) the Purchaser, (ii) MediVision Medical Imaging Ltd. (“MediVision”), (iii) Agfa Gevaert N.V. (“Agfa”), (iv) Delta Trading and Services (1986) Ltd. (“Delta”), and (v) Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar (collectively, the “Allon/Shenhar Group” and together with Agfa and Delta, the “Principal MV Shareholders”). MediVision and the Principal MV Shareholders are referred to as the “MediVision/Principal Shareholders Group.” Under the Voting Agreement, following the 1st Installment Closing Date, as long as each of the Purchaser and the MediVision/Principal MV Shareholders Group holds between 25% and 50% of the outstanding shares of Common Stock, the Company agreed to use its best efforts and will take all actions (including, if necessary, amend its bylaws) to cause to be nominated for election to the Company’s Board of Directors, and each of the Purchaser and the members of the MediVision/Principal MV Shareholders Group, agreed to vote its shares of Common Stock owned, whether directly or indirectly, and whether now owned or thereafter acquired, in favor of, the following nominees: (1) two “Independent Directors” as defined under the listing standards of The Nasdaq Capital Market, the identity of one will be designated and named by the Purchaser and the identity of the other by the MediVision/Principal MV Shareholders Group; (2) three persons designated and named by the Purchaser; (3) three persons designated and named by MediVision; and (4) one person designated and named jointly by the Purchaser and MediVision who shall be a reputable individual from the Company’s industry.

Pursuant to the terms of the Voting Agreement, following the 1st Installment Closing Date, as long as either the Purchaser or the MediVision/Principal MV Shareholders Group holds less than 25% or more than 50% of the outstanding shares of Common Stock, the Company agreed to use its best efforts and will take all actions (including, if necessary, amend its bylaws) to cause to be nominated for election to the Company’s Board of Directors, and each of the Purchaser and the members of the MediVision/Principal MV Shareholders Group, agreed to vote its shares of Common Stock, in favor of, the following nominees: (1) two “Independent Directors” as defined under the listing standards of The Nasdaq Capital Market, the identity of one will be designated and named by the Purchaser and the identity of the other by either MediVision/Principal MV Shareholders Group; (2) six persons designated and named by the Purchaser and the MediVision/Principal MV Shareholders Group, with each of the Purchaser and the MediVision/Principal MV Shareholders Group entitled to name the number of persons for election to the Company’s Board of Directors in proportion to their shareholdings in the Company (i.e., calculated based on the percentages of holdings of each out of their combined aggregate holdings, multiplied by six, and rounded to the nearest whole number); (3) one person designated and named jointly by the Purchaser and MediVision who shall be a reputable individual from the Company’s industry.

In connection with the foregoing, at the first annual meeting of the Company’s shareholders following the execution of the Voting Agreement, the Purchaser shall designate Ariel Shenhar and the MediVision/Principal MV Shareholders Group shall designate Gil Allon to serve as directors until the next annual meeting, subject to their continued service as the Company’s Chief Financial Officer and Chief Executive Officer, respectively. In addition, the Purchaser has appointed Uri Geiger and Moshe Arkin (the “New Directors”) to serve on the Company’s Board of Directors.

The Voting Agreement will terminate when the Purchaser ceases to own 10% of the Common Stock on a fully-diluted basis or the MediVision/Principal MV Shareholder Group ceases to own, in the aggregate, 10% of the Common Stock on a fully-diluted basis.

MediVision is the Company’s parent with ownership of 55.6% of the issued and outstanding Common Stock (as calculated without taking into account the transaction contemplated under the Purchase Agreement).

Gil Allon (the Company’s Chief Executive Officer), together with Noam Allon, President and Chief Executive Officer of MediVision and Gil Allon’s brother own 20.31% of MediVision’s ordinary shares. Ariel Shenhar (the Company’s Chief Financial Officer), together with Yuval Shenhar, his brother, own 1.06% of MediVision’s ordinary shares. Agfa and Delta own 15.59% and 42.08% of MediVision’s ordinary shares, respectively.

A copy of the Voting Agreement is attached hereto as Exhibit 10.4.

Indemnification Agreements

Pursuant to the terms of the Purchase Agreement, on June 24, 2009, the Company entered into separate Indemnification Agreements with each of the New Directors. Under the Indemnification Agreements, the Company agreed to hold harmless and indemnify each New Director to the fullest extent authorized under the California General Corporations Code and the Company’s Articles of Incorporation, as amended, subject to certain limitations as specified therein.

A form of Indemnification Agreement is attached hereto as Exhibit 10.5.

Asset Purchase Agreement

Asset Purchase Agreement

On June 24, 2009, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MediVision to purchase substantially all the assets of MediVision, including, among other things, certain agreements under which MediVision agreed to act as distributor and perform certain services (the “Purchased Agreements”), a 63% ownership interest in CCS Pawlowski GmbH, its business as conducted in Belgium (the “Belgium Activities”), rights to intellectual property, accounts receivable, and certain property, plant and equipment. As payment for such assets, the Company agreed to assume certain liabilities, including, among other things, a bank loan outstanding with Mizrahi Tefahot Bank Ltd. (the “United Mizrahi Bank”) in an amount not to exceed $1,500,000, all intercompany indebtedness owed to the Company with a principal amount not to exceed $4,200,000, liabilities associated with the Purchased Agreements, the Belgium Activities, and the acquired assets on and after the Closing Date, and certain taxes. The transaction, as contemplated in the Asset Purchase Agreement, must be completed on a date as determined by the parties, in any event, no later than October 22, 2009 (the “Termination Date”). The Asset Purchase Agreement may be terminated by (1) the election of the parties, if the asset purchase is not completed by the Termination Date, (2) mutual consent of the parties, (3) order of a government body, and (4) either party upon the other party’s material violation of its obligations thereunder. If the transaction is not completed by October 22, 2009 (120 days from the date of the Asset Purchase Agreement), the Company is entitled to the all of the shares held pursuant to the Escrow Agreement.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.6.

Escrow Agreement

Pursuant to the terms of the Asset Purchase Agreement, on June 24, 2009, the Company entered into an Escrow Agreement (the “Escrow Agreement”) with MediVision and Stephen L. Davis, Esq. Under the Escrow Agreement, MediVision agreed to deposit 3,793,452 shares of Common Stock on the 1st Installment Closing Date and, subject to the status of certain indebtedness of MediVision, an additional 2,000,000 shares of Common Stock on the closing date of the Asset Purchase Agreement. If MediVision fails to make certain indemnification payments under the Asset Purchase Agreement or make certain payments in connection with outstanding indebtedness as specified under the Asset Purchase Agreement, the shares of Common Stock held in escrow will be distributed to the Company or sold and the proceeds thereof distributed to the Company.

The foregoing shares of Common Stock will be held in escrow until the earlier of (i) the termination of the Asset Purchase Agreement or (ii) the later of (a) the second anniversary of the closing date of the Asset Purchase Agreement or (b) the satisfaction and discharge of the $1,800,000 owed to the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade & Labor.

A copy of the Escrow Agreement is attached hereto as Exhibit 10.7.

Letter Agreement with United Mizrahi Bank

Pursuant to the Purchase Agreement, on June 24, 2009, the Company entered into a letter agreement (the “Letter Agreement”) with United Mizrahi Bank. Under the Letter Agreement, the Company has agreed to assume MediVision’s loan with United Mizrahi Bank in an aggregate amount of $1,484,706 (the “New Loan”). The New Loan accrues interest at a rate equal to LIBOR plus 4.75%.

Principal payments are required to be made in 18 equal monthly installments beginning January 31, 2011. However, if the Company does not receive at least $1,000,000 upon consummation of the 2nd Installment by June 30, 2010, the Company may elect to: (i) make principal payments of $60,000 per month beginning July 31, 2010 and ending December 31, 2010, with the remaining principal payments made in 18 equal monthly installments; under this option, the Company agreed to maintain a cash balance of at least $1,000,000 (decreasing based on the New Loan balance), 50% of which must be on deposit with United Mizrahi Bank or (ii) make principal payments in 18 equal monthly installments beginning January 31, 2011; under this option, the Company agreed to maintain a cash balance of at least $1,500,000 (decreasing based on the New Loan balance), 50% of which must be on deposit with United Mizrahi Bank.

Within 14 days from the date of the Purchase Agreement, the Company agreed to deposit $750,000 cash in a bank account with United Mizrahi Bank with such balance to be maintained until June 30, 2010, and at least $375,000 thereafter. The Company is also subject to a debt covenant, whereby the Company’s cash plus accounts receivable must be at least 150% of the principal and interest outstanding under the New Loan.

The Company will also issue to United Mizrahi Bank a warrant to purchase 350,000 shares of Common Stock at an exercise price of $1.00 which will expire June 24, 2012. Upon the occurrence of an “exit” event (to be defined in the warrant), United Mizrahi Bank may elect to a one time payment of $225,000 instead of the warrant.

A copy of the Letter Agreement is attached hereto as Exhibit 10.8.

Extension Agreement and Warrants

On June 24, 2009, the Company entered into an Extension Agreement (the “Extension Agreement”) by and between the Company, The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc. (together with The Tail Wind Fund Ltd., the “Holders”). Pursuant to the terms of the Extension Agreement, with respect to the 6.5% Convertible Notes Due April 30, 2010 (the “Notes”), which are convertible into shares of Common Stock and which were issued to the Holders in October 2007, the Holders agreed to extend the principal payments due thereon for 18 months, such that the next principal payment with respect to the Notes will be due December 31, 2010, and extend the maturity date of the Notes to October 31, 2011. The Holders also expressly waived, among other things, (i) the requirement that the Company reserve 125% of the number of shares of Common Stock sufficient to permit the full conversion of Notes and to permit the full exercise of the warrants (the “Warrants”) issued with the Notes and (ii) their rights to convert the Notes and exercise the Warrants, in an aggregate amount of more than 1.4 million shares of Common Stock, until the earliest to occur of (1) June 30, 2010, (2) the Company amending its Articles of Incorporation to increase the amount of shares of Common Stock authorized to 100 million, and (3) the date on which the Company consents to the conversion of the Notes or exercise of the Warrants in an aggregate amount of more than 1.4 million shares of Common Stock (such earliest date, the “Deadline”). If at any time after the Deadline the Company does not have duly authorized and reserved for issuance to the Holders, upon conversion and exercise of the Notes, Warrants and New Warrants (as defined below), a number of shares of Common Stock at least equal to 125% of the number shares issuable in the aggregate upon full conversion of the Notes and full exercise of the Warrants and New Warrants (“Reserve Amount”), then (i) such failure shall constitute an event of  default under the Notes and (ii) each Holder may compel the Company to purchase its Warrants and/or New Warrants at the Black-Scholes Option Pricing Model value for such securities. If at any time after December 31, 2009 (“Effective Date”) the Company does not have authorized and reserved for issuance to the Holders, upon conversion and exercise of the Notes, Warrants and New Warrants, a number of shares of Common Stock at least equal to the Reserve Amount, then the Company shall make pro-rata payments to the Holders, as liquidated damages and not as a penalty, in an amount equal to 2% of the sum of the aggregate principal amount then outstanding under the Notes for each month (or portion thereof) following the Effective Date that the Company does not have the requisite number of duly authorized and reserved shares.

In addition, under the Notes, a Change of Control Transaction (as defined therein) will have occurred when, among other things, any person, other than the “MediVision Stockholders,” beneficially owns more than 35% of the Common Stock. The MediVision Stockholders are defined as Agfa, Intergamma Investment Ltd., members of the Allon family and members of the Shenhar family. Upon a Change of Control Transaction, the Holders have a right to, among other things, require the Company to redeem the Notes, in whole or in part, at a redemption price equal to the greater of (1) 130% of the outstanding principal amount (which includes any interest accrued and unpaid) being redeemed or (2) the product of (i) the average of the Market Price (as defined in the Notes) of the Common Stock for the 5 trading days immediately preceding the Holder’s election to have its Note redeemed and (ii) the Conversion Ratio (as defined in the Notes). Pursuant to the Extension Agreement, the Holders waived their rights in connection with any Change of Control triggered upon consummation of the transactions contemplated in the Purchase Agreement provided that the Purchaser does not beneficially own in excess of 49.9% of the Company’s Common Stock or voting power. However, the Purchaser will not be deemed to beneficially own (a) any shares underlying warrants until such warrants are exercised but shall be deemed to own any shares into which convertible debt or convertible preferred securities are convertible if such securities entitle the Purchaser to vote, or (b) any shares issued upon exercise of warrants so long as such shares are sold within 90 days following such exercise and during such 90-day period the Purchaser does not vote such shares. The Purchaser’s beneficial ownership of the Company’s Common Stock may exceed such 49.9% if such excess is due solely to the Company’s retirement to treasury or cancellation of shares currently owned by MediVision which are forfeited to the Company in connection with the transactions contemplated by the Asset Purchase Agreement so long as the Purchaser does not vote such shares in excess of 49.9%.

As consideration for these extensions and waivers, the Company issued warrants (the “New Warrants”) to purchase an aggregate of 500,000 shares of Common Stock. These New Warrants have an exercise price of $1 per share and expire on June 24, 2012. The exercise price of the New Warrants will be adjusted and the number of shares of Common Stock to be issued upon exercise of the New Warrants will be adjusted upon the occurrence of, among other things, the payment of a stock dividend or a stock split. In addition, the New Warrants include certain anti-dilution provisions if the Company issues or sells any Common Stock or convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or directly or indirectly effectively reduces the conversion, exercise or exchange price for any convertible securities that are currently outstanding, at an effective per share selling price which is less than the greater of (i) the closing price on the trading day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options, or (ii) the then applicable exercise price of the New Warrants. Upon the occurrence of an anti-dilution event specified in the immediately preceding sentence, the exercise price of the New Warrants will be adjusted pursuant to a weighted-average formula.

The Company may not effect any exercise of the New Warrants and each Holder is not permitted to exercise its New Warrant into shares of Common Stock if such exercise would give such Holder a beneficial ownership of more than 9.99% of the outstanding shares of Common Stock. This 9.99% limitation may be waived by each Holder upon not less than 61 days prior notice to the Company.

Copies of the Extension Agreement and a form of New Warrant are attached hereto as Exhibits 10.9 and 10.10, respectively.

Incorporated herein by reference are the following: the Purchase Agreement (Exhibit 10.1), the 1st Installment Warrant (Exhibit 10.2), the form of 2nd Installment Warrant (Exhibit 10.3), the Voting Agreement (Exhibit 10.4), the form of Indemnification Agreement (Exhibit 10.5), the Asset Purchase Agreement (Exhibit 10.6), the Escrow Agreement (Exhibit 10.7), the Letter Agreement (Exhibit 10.8), the Extension Agreement (Exhibit 10.9) and the form of New Warrant (Exhibit 10.10). The respective descriptions of the Purchase Agreement, the 1st Installment Warrant, the form of 2nd Installment Warrant, the Voting Agreement, the Indemnification Agreement, the Asset Purchase Agreement, the Escrow Agreement, the Letter Agreement, the Extension Agreement and the New Warrant contained herein are brief summaries only and are qualified in their entirety by the respective terms of each document incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The offering and sale of the 1st Installment Shares, the 1st Installment Warrants, the 1st Installment Warrant Shares, the 2nd Installment Shares, the 2nd Installment Warrants, the 2nd Installment Warrants Shares and the New Warrants are being made in a private sale in reliance on the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. This Current Report on Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.01	Changes in Control of Registrant.

The Purchaser paid for the 1st Installment Shares and 1st Installment Warrants using internal funds.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2009, pursuant to the terms of the Purchase Agreement and the Voting Agreement, the Company’s Board of Directors appointed, as the Purchaser’s representatives to the Board, Uri Geiger and Moshe Arkin as directors, effective as of the 1st Installment Closing Date.

Dr. Uri Geiger is the Chairman and Founder of Accelmed LP., a medical device investment company based in Israel.

Until January 2009, Dr. Geiger served as the CEO of Exalenz Bioscience ltd (TASE:EXEN), a developer of an innovative breath-based technology for diagnosing liver and gastrointestinal disorders which he acquired from Oridion Systems (SWX:ORDN) and took public in 2007. He previously co-founded and was the CEO of GalayOr Networks, a developer of optical components which was sold in 2003 to MEMSCAP (EuroNext: MEMS). In 1999, Geiger founded and managed Kirabo Inc., an online jeweler which was purchased a year later by DiamondExplorer.

Dr. Geiger has been involved in multiple investments in the Israeli medical technology market, including X-Technologies (acquired by Guidant), VisionSense, Medson (acquired by Imadent) and others. He also has a broad understanding and experience in capital markets, having earned a Doctorate from New York’s Columbia University Center for Law & Economics with a concentration in global equity markets.

Dr. Geiger is the founding partner of Dragon Variation Fund ,one of Israel’s first hedge funds. He is also an adjunct professor at the Tel Aviv Recanati Business School where he lectures on private equity and venture capital. He is the author of the books “Startup Companies and Venture Capital” (Tel Aviv University Press, 2001) and “From Concept to Wall Street” (Financial Times - Prentice Hall, 2003).

Dr. Geiger also serves as a director of Medical Compression Systems Ltd. and Exalenz Bioscience Ltd.

Moshe Arkin, 54, has been a director of Perrigo since March 2005 and served as Vice Chairman from March 2005 until his retirement on March 17, 2008. He served as Chairman of the Board of Directors and was the principal shareholder of Agis Industries (1983) Ltd. from its establishment in 1983 (and prior to that of its affiliated companies) until its acquisition by Perrigo in March 2005. He also served as Agis’ Chief Executive Officer from its establishment through December 2000 and from that date to the present as its President. Mr. Arkin also serves as a director of Medical Compression Systems Ltd. and Exalenz Bioscience Ltd.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On February 21, 2008, the shareholders of the Company approved and adopted an amendment to the Company’s Amended and Restated Bylaws, thereby increasing the number of authorized directors from not less than three nor greater than five to not less than five nor greater than nine individuals to serve as the Board of Directors of the Company. The amendment is effective as of February 21, 2008.

Item 7.01	Regulation FD Disclosure.

On June 29, 2009, the Company issued a press release attached hereto as Exhibit 99.1 in connection with the transactions set forth in the Purchase Agreement and Asset Purchase Agreement, which press release is incorporated by reference herein and furnished pursuant to Item 7.01 of Form 8-K.

The information in this Current Report on Form 8-K under this item 7.01, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Ophthalmic Imaging Systems.
10.1	Purchase Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and U.M. AccelMed, Limited Partnership.
10.2	Warrant dated June 24, 2009, issued in favor of U.M. AccelMed, Limited Partnership.
10.3	Form of 2nd Installment Warrant.
10.4

Agreement dated June 24, 2009, by and among U.M. AccelMed, Limited Partnership, MediVision Medical Imaging Ltd., Agfa Gevaert N.V., Delta Trading and Services (1986) Ltd., Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar.

10.5	Form of Indemnification Agreement.
10.6	Asset Purchase Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.
10.7	Escrow Agreement dated June 24, 2009, by and among Ophthalmic Imaging Systems, MediVision Medical Imaging Ltd. and Stephen L. Davis, Esq.
10.8	Letter Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and Mizrahi Tefahot Bank Ltd.
10.9	Extension Agreement dated June 24, 2009, by and between the Company, The Tail Wind Fund Ltd. and Solomon Strategic Holdings.
10.10	Form of Warrant.

99.1	Press Release dated June 29, 2009.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2009

OPHTHALMIC IMAGING SYSTEMS

By:	/s/ Gil Allon
Name:	Gil Allon
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Ophthalmic Imaging Systems.
10.1	Purchase Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and U.M. AccelMed, Limited Partnership.
10.2	Warrant dated June 24, 2009, issued in favor of U.M. AccelMed, Limited Partnership.
10.3	Form of 2nd Installment Warrant.
10.4

Agreement dated June 24, 2009, by and among U.M. AccelMed, Limited Partnership, MediVision Medical Imaging Ltd., Agfa Gevaert N.V., Delta Trading and Services (1986) Ltd., Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar.

10.5	Form of Indemnification Agreement.
10.6	Asset Purchase Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.
10.7	Escrow Agreement dated June 24, 2009, by and among Ophthalmic Imaging Systems, MediVision Medical Imaging Ltd. and Stephen L. Davis, Esq.
10.8	Letter Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and Mizrahi Tefahot Bank Ltd.
10.9	Extension Agreement dated June 24, 2009, by and between the Company, The Tail Wind Fund Ltd. and Solomon Strategic Holdings.
10.10	Form of Warrant.
99.1	Press Release dated June 29, 2009.